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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 23, 2001, with respect to the financial statements of Microgy Cogeneration Systems, Inc. (A development stage company) included in the Registration Statement (Form S-2 No. 333-XXXX) and related Prospectus of Environmental Power Corporation for the registration of 16,994,456 shares of its common stock.
                                                           /s/ Ernst & Young LLP


Denver, Colorado
April 1, 2002